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                                                                     EXHIBIT 5.1

Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207

July 22, 2002

Re: Trinity Industries, Inc. Shelf Registration Statement, filed on Form S-3, of Common Stock, Preferred Stock, Depositary Shares, Warrants, and Debt Securities with an aggregate offering price not to exceed $150,000,000.

Ladies and Gentlemen:

         We have acted as counsel to Trinity Industries, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) shares of common stock, $1.00 par value, of the Company (the "Common Stock"), together with preferred stock purchase rights (the "Rights"), which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock,
(iii) shares of preferred stock of the Company (the "Preferred Stock"); (iv) depositary shares, representing a fractional share of the Preferred Stock (the "Depositary Shares"); and (v) warrants for the purchase of Common Stock or Debt Securities (the "Warrants," and together with the Debt Securities, the Common Stock, the Preferred Stock and the Depositary Shares, the "Securities").

         The aggregate public offering price of the Securities to be offered and sold by the Company, pursuant to a registration statement on Form S-3 (the "Registration Statement"), to which this opinion is an exhibit, will not exceed $150,000,000. The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each a "Prospectus Supplement") contained in the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof; (ii) the Registration Statement; (iii) the forms of senior debt indenture and subordinated debt indenture (the "Indentures") filed as exhibits to the Registration Statement; and (iv) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.


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Trinity Industries, Inc.
July 22, 2002
Page 2


         As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deem reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

         In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) and any and all Prospectus Supplement(s) will have become effective;
(ii) a Prospectus Supplement(s) will have been prepared and filed with the Securities and Exchange Commission (the "Commission") properly describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;
(iv) at the time of any offering or sale of any shares of Common Stock, that the Company shall have such number of shares of Common Stock, as set forth in such offering or sale, authorized or created and available for issuance; and (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

         Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

         1. When (a) the Debt Securities have been duly established by the applicable Indentures (including, without limitation, the adoption by the Board of Directors (or a committee thereof) of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement and the related Prospectus Supplement(s); (b) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended; (c) the Trustee under the senior debt Indenture or the subordinated debt Indenture, as applicable, is qualified to act as Trustee under such senior debt Indenture or subordinated debt Indenture, as applicable; (d) any shares of Common Stock and/or Preferred Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance; and (e) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement(s), such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.


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Trinity Industries, Inc.
July 22, 2002
Page 3


         2. When (a) the Warrants have been duly executed an delivered (including, without limitation, the adoption by the Board of Directors (or a committee thereof) of the Company of a resolution duly authorizing the issuance and delivery of the Warrants), and issued and sold in the form and in the manner contemplated in the Registration Statement and the related Prospectus Supplement(s); (b) any shares of Common Stock and/or Preferred Stock issuable upon the conversion of such Warrants, if applicable, have been duly and validly authorized for issuance; (c) the terms of the Warrants as executed and delivered are as described in the Registration Statement and the related Prospectus Supplement(s), and (d) the Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. When (a) the Depositary Shares have been duly executed an delivered (including, without limitation, the adoption by the Board of Directors (or a committee thereof) of the Company of a resolution duly authorizing the issuance and delivery of the Depositary Shares and any related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware), and issued and sold in the form and in the manner contemplated in the Registration Statement and the related Prospectus Supplement(s); (b) the deposit agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement and the related Prospectus Supplement(s)) under the applicable deposit agreement; and
(d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement(s), the Depositary Shares will be validly issued;

         4. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation, as amended, and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of Debt


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Trinity Industries, Inc.
July 22, 2002
Page 4


Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

         5. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued
(i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (ii) upon the exercise of any Warrants exercisable for Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following qualifications and exceptions:

         (a) The above opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (b) The above opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

         (c) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the resolutions of the Board of Directors referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.


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Trinity Industries, Inc.
July 22, 2002
Page 5

         (d) As of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the currency in which a particular Debt Security is denominated will depend upon various factors, including which court renders the judgment.

           The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution; (ii) the laws of the State of New York; and (iii) the laws of the State of Texas.

           We hereby consent to the filing of this opinion as an Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                                        Very truly yours,

                                        /s/ HAYNES AND BOONE, LLP

                                        HAYNES AND BOONE, LLP